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                                                                    EXHIBIT 99.1


PRESS RELEASE

NEWS BULLETIN FROM

[COVANSYS LOGO]


FOR FURTHER INFORMATION

INVESTORS:                              MEDIA:
James Trouba                            Michelle Jones
Tel: (248) 848-8896                     Tel: (248) 848-2269
jtrouba@covansys.com                    mjones@covansys.com


               COVANSYS SCHEDULES CONFERENCE CALL FOR MAY 3, 2005
                   TO DISCUSS FIRST QUARTER FINANCIAL RESULTS

         COMPANY RECEIVES SUBPOENA FROM SEC REQUESTING VARIOUS DOCUMENTS

       FRANK D. STELLA TO CONTINUE TO SERVE ON COVANSYS BOARD OF DIRECTORS

FARMINGTON HILLS, MI, APRIL 20, 2005 - COVANSYS CORPORATION (NASDAQ: CVNS), a global consulting and technology services company, today announced that the company will host a conference call on Tuesday, May 3, 2005 at 10:00 a.m. Eastern Time to discuss its financial results for the first quarter ended March 31, 2005. Interested parties may access the call by dialing 877-407-9210 or 201-689-8049 from outside North America. The call may also be accessed via the Internet on the company's website, www.covansys.com.

A replay of the call will be available beginning at approximately 1:00 p.m. Eastern Time on May 3rd through midnight on May 17, 2005 by dialing 877-660-6853 or 201-612-7415 and referencing account number 286 and conference ID 149032. The replay will also be available on the company's website, www.covansys.com, for 90 days.

The company also reported that it received a subpoena from the Midwest regional office of the Securities and Exchange Commission ("SEC") on April 14, 2005 requesting various company documents from January 1, 2002 to the present. As previously noted in its Form 10-Q filed on October 29, 2004, Covansys reported that on October 22, 2004, its independent registered public accounting firm at the time, PricewaterhouseCoopers LLP ("PwC"), received a request from the SEC for certain information about the company relating to the period between January 1, 2001 to the date the request was issued. To date, the company has not been provided with any specific information regarding the reason the company received the subpoena.

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Raj Vattikuti, Covansys' President and Chief Executive Officer, said, "This request was not surprising in light of the request PwC received last fall for documents relating to the company. We are currently in the process of responding to the request and intend to cooperate fully with the SEC on this matter."

Covansys also announced today that Frank D. Stella will continue his service as an active director on the company's Board of Directors. James E. Barlett, who was recently appointed to the company's Board of Directors, has resigned.

ABOUT COVANSYS
Headquartered in Michigan, Covansys Corporation (Nasdaq: CVNS) is a global consulting and technology services company specializing in industry-specific solutions, strategic outsourcing and integration services. Clients gain competitive advantage by leveraging our unique on-site, offsite, offshore delivery capability to achieve rapid deployment, world-class quality and reduced costs. A leader in the public sector market, Covansys is also known for application maintenance and development outsourcing in the healthcare, financial services, retail and distribution, manufacturing, telecommunications and high-tech industries. Founded in 1985, with nearly 6000 employees worldwide, Covansys was one of the first U.S.-based IT services companies to establish offshore facilities in India, and is a pioneer in seamlessly integrating offshore capabilities into its offerings. Two of the company's three wholly owned development centers in India are assessed at Level 5 in SEI CMM(R). All three are ISO 9001:2000 certified and assessed at Level 5 in PCMM(R). Covansys was named one of the leading IT companies for state and local governments in 2002 and 2003 by Washington Technology magazine, and one of the top 500 solution providers in 2002 and 2003 by VARBusiness magazine. Visit our web site: www.covansys.com.

SAFE HARBOR STATEMENT
With the exception of statements regarding historical matters and statements concerning our current status, certain matters discussed herein are forward-looking statements that involve substantial risks and uncertainties. Such forward-looking statements may be identified by the words "anticipate," "believe," "estimate," "expect" or "intend" and similar expressions. Our actual results, performance or achievements could differ materially from these forward-looking statements. Factors that could cause or contribute to such material differences include internal control weaknesses, impact of changes in estimates on fixed price projects, variability of operating results, failure to recruit, train and retain skilled IT professionals, exposure to regulatory, political and general economic conditions in India and Asia, short term nature and termination provisions of contracts, competition in the IT services industry, economic conditions unique to clients in specific industries, decline in profitability of European operations, public sector budget constraints, limited protection of intellectual property rights, and risks related to merger, acquisition and strategic investment strategy.

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